                                                                    EXHIBIT 3.39

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              IESI OK CORPORATION,

                             an Oklahoma corporation

                                    PREAMBLE

     The by-laws of the Company (the "By-Laws") are subject to, and governed by, the Oklahoma General Corporation Act of the State of Oklahoma (the "Oklahoma General Corporation Act") and the certificate of incorporation of IESI OK Corporation, an Oklahoma corporation (the "Company"). In the event of a direct conflict between the provisions of these By-Laws and the mandatory provisions of the Oklahoma General Corporation Act or the provisions of the certificate of incorporation of the Company (the "Certificate of Incorporation"), such provisions of the Oklahoma General Corporation Act or the Certificate of Incorporation, as the case may be, will be controlling.

                              ARTICLE ONE: OFFICES

     1.1. REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Company will be as designated from time to time by the appropriate filing by the Company in the office of the Secretary of State of the State of Oklahoma.

     1.2. OTHER OFFICES. The Company may also have offices elsewhere, both within and without the State of Oklahoma, as the board of directors of the Company (the "Board of Directors") may from time to time determine or as the business of the Company may require.

                            ARTICLE TWO: SHAREHOLDERS

     2.1. ANNUAL MEETING. An annual meeting of shareholders of the Company (the "Shareholders") will be held each calendar year on the date and at the time and place as designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. If the date chosen for the meeting is a legal holiday, then the meeting will be held on the following business day, at the time specified in the notice or waiver of notice of the meeting. At such meeting, the Shareholders will elect directors and transact such other business as may properly be brought before the meeting.

     2.2. SPECIAL MEETING. A special meeting of the Shareholders may be called at any time by the Board of Directors or by the Chief Executive Officer and shall be called by the Chief Executive Officer at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. The date, time and place of the special meeting are to be designated by the person(s) calling the meeting and must be stated in the notice of the special meeting or in a duly executed waiver of notice of such meeting. Only the business stated or indicated in the notice of the special meeting or in a duly executed waiver of notice of the meeting may be conducted at the special meeting.

     2.3. PLACE OF MEETINGS. Meetings of Shareholders will be held at the principal office of the Company unless another place, within or without the State of Oklahoma, is designated for meetings in the manner provided in Sections
2.1 and 2.2.

     2.4. NOTICE. Except as otherwise provided by law, written or printed notice stating the place, day and time of each meeting of the Shareholders and, in case of a special meeting, the purpose(s) for which the meeting is called, must be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person(s) calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the Company records. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment.

     2.5. VOTING LIST. At least ten days before each meeting of the Shareholders, the Secretary or other officer of the Company who has charge of the Company's stock ledger must prepare a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each Shareholder and the number of shares registered in the name of each Shareholder. For a period of ten days prior to such meeting, the list must be kept on file at a place within the city where the meeting is to be held, which place must be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not specified in the notice, at the place where the meeting is to be held. The voting list will be open to examination by any Shareholder during ordinary business hours. The list must also be produced at the meeting and kept there at all times during the meeting and may be inspected by any Shareholder present. The stock ledger is the only evidence as to who are the Shareholders entitled to examine the list.

     2.6. VOTING OF SHARES. Treasury shares, shares of the Company's own capital stock belonging to it or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, are neither entitled to vote nor be counted for quorum purposes. Nothing in this section is to be construed as limiting the right of the Company to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. All persons holding Company stock in a fiduciary capacity are entitled to vote the shares so held. Persons whose stock is pledged are entitled to vote, unless in the transfer by the pledgor on the books of the Company, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

     2.7. QUORUM. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, will constitute a quorum at any meeting of the Shareholders, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. If a quorum is not present, in person or by proxy, at any meeting of the Shareholders, the Shareholders entitled to vote at the meeting and who are present, in person or by proxy, may adjourn the meeting. If no Shareholder entitled to vote is present, any officer of the Company may adjourn the meeting without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum is present, in person or by proxy. At any adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; PROVIDED, that, if the adjournment is for more than 30 days or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each Shareholder of record entitled to vote at the adjourned meeting.

     2.8. REQUIRED VOTE; WITHDRAWAL OF QUORUM. Directors of the Company are to be elected, at a Shareholders meeting at which a quorum is present, by a majority of the votes of the shares entitled to vote on the election of directors and present in person or represented by proxy. In all other matters, except the election of directors and those otherwise provided by law, the Certificate of Incorporation or these By-Laws, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting at which a quorum is present, and entitled to vote on the subject matter, will be the act of the Shareholders. The Shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     2.9. METHOD OF VOTING; PROXIES. Except as otherwise provided by law or by the Certificate of Incorporation, each outstanding share is entitled to one vote on each matter submitted to a vote at a Shareholders meeting. Elections of directors need not be by written ballot. At any Shareholders meeting, every Shareholder having the right to vote or to express consent or dissent to corporate action in writing without a meeting may do so either in person or by a proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact, or any other means permitted by law. No proxy will be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy will be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy will be revocable unless it expressly provides that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power or is otherwise made irrevocable by law.

     2.10.  RECORD DATE.

     (a) MEETINGS OF THE SHAREHOLDERS. In order that the Company may determine the Shareholders entitled to notice of or to vote at any meeting of the Shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date may not be more than 60 nor less than ten days before the date of the Shareholder meeting. If no record date is fixed by the Board of Directors, the record date for determining the Shareholders entitled to notice of or to vote at a meeting of the Shareholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of the Shareholders of record entitled to notice of or to vote at a meeting of the Shareholders will apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) ACTION WITHOUT A MEETING. In order that the Company may determine the Shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which date may not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the Shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in this State, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of the Shareholders are recorded. Delivery made to the Company's registered office must be by hand or by certified or registered mail, return receipt requested.

     (c) DIVIDENDS, DISTRIBUTIONS, OTHER ACTIONS. In order for the Company to determine the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted, and which record date may not be less than ten nor more than 60 days prior to such action. If no record date is fixed, the record date for determining the Shareholders for any such purpose will be at the close of business on the day of which the Board of Directors adopts the resolution relating thereto.

     2.11. CONDUCT OF MEETING. The Chairman of the Board, if such office has been filled, and, if not, or if the Chairman of the Board is absent or otherwise unable to act, the President will preside at all meetings of the Shareholders. The Secretary will keep the records of each meeting of the Shareholders. In the absence or inability to act of any such officer, the officer's duties must be performed by the officer given the authority to act for the absent or non-acting officer under these By-Laws or by some person(s) appointed at the meeting.

     2.12. INSPECTORS. The Board of Directors may, in advance of any meeting of the Shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof and make a written report thereof. If any of the inspectors so appointed fails to appear or act or if inspectors have not been appointed, the chairman of the meeting may appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, must take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors are to determine the number of shares of capital stock of the Company outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. Furthermore, they are to receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all the Shareholders. On request of the chairman of the meeting, the inspectors must make a report in writing of any challenge, request or matter determined by them and must execute a certificate of any fact found by them. No director or candidate for the office of director may act as an inspector of an election of directors. Inspectors need not be the Shareholders.

     2.13. CONSENT OF THE SHAREHOLDERS IN LIEU OF MEETING. Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, by law, the Certificate of Incorporation or these By-Laws, at any annual or special meeting of the Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent(s) in writing, setting forth the action taken, is signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted; PROVIDED, that (a) such consent is executed and delivered in a manner consistent with Oklahoma law, and (b) prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent is given to those Shareholders who have not consented in writing.

                            ARTICLE THREE: DIRECTORS

     3.1. MANAGEMENT. The business and affairs of the Company will be managed by and under the Board of Directors. Subject to the restrictions imposed by law, the Certificate of Incorporation or these By-Laws, the Board of Directors may exercise all the powers of the Company.

     3.2. NUMBER; ELECTION; TERM; QUALIFICATION. The number of directors which constitutes the entire Board of Directors shall be not less than one. The first Board of Directors will consist of the number of directors named in the Certificate of Incorporation or, if no directors are so named, will consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu of the organizational meeting. Thereafter, within the limits above specified, the number of directors which constitutes the entire Board of Directors will be determined by resolution of the Board of Directors or by resolution of the Shareholders at the annual meeting or at a special meeting called for that purpose. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the directors will be elected at an annual meeting of the Shareholders at which a quorum is present and in accordance with the provisions for election of directors set forth in Section 2.8, SUPRA. Each director chosen in this manner will hold office until the first annual meeting of the Shareholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office. No director need be a Shareholder of the Company or an Oklahoma resident. Acceptance of the office of director may be expressed orally or in writing.

     3.3. CHANGE IN NUMBER. A decrease in the number of directors constituting the entire Board of Directors will not have the effect of shortening the term of any incumbent director.

     3.4. REMOVAL AND RESIGNATION. At any meeting of the Shareholders or, whenever permitted by law and the Certificate of Incorporation, without a meeting by their written consents thereto, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors; PROVIDED, HOWEVER, that if the Shareholders have the right to cumulate votes in the election of directors pursuant to the Certificate of Incorporation, and if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

     Any director may resign at any time. The resignation must be made in writing and will take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary. The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation.

     3.5. VACANCIES. Vacancies among the directors, occurring from any cause whatsoever, and newly-created directorships, resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum; PROVIDED, HOWEVER, that the Shareholders removing any director may at the same meeting fill the vacancy caused by such removal; and PROVIDED FURTHER, that if the directors fail to fill any vacancies, the Shareholders may at any special meeting called for that purpose fill such vacancy. Each director so chosen will hold office until the first annual meeting of the Shareholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these By-Laws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, will have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation(s) become effective, and each director so chosen will hold office as provided in these By-Laws with respect to the filling of other vacancies.

     3.6. PLACE OF MEETINGS. The Board of Directors may hold its meetings and may have an office(s) in such place(s), within or without the State of Oklahoma, as the Board of Directors may from time to time determine or as is specified in the notice of such meeting or duly executed waiver of notice of such meeting.

     3.7. FIRST MEETING. Each newly elected Board of Directors may hold its first organizational meeting, if a quorum is present, immediately after and at the same place as the annual meeting of the Shareholders. Notice of such meeting is not necessary.

     3.8. REGULAR MEETINGS. The Board of Directors shall hold an annual meeting for the transaction of any business immediately after the annual meeting of the Shareholders, provided a quorum of directors is present. Other regular meetings of the Board of Directors may be held without notice at such times and places as designated from time to time by resolution of the Board of Directors and communicated to all directors.

     3.9. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors will be held whenever called by the Chairman of the Board, the President or any director. Notice of any special meeting shall be mailed to each director addressed to him at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if notice is given by telegraph, cable, telephone or personal delivery, not later than one day before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Unless limited by law, by the Certificate of Incorporation or by these By-Laws, any and all business may be transacted at any special meeting of directors.

     3.10. QUORUM; MAJORITY VOTE. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these By-Laws will constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present or any director solely present may adjourn the meeting, without further notice other than an announcement at the meeting until a quorum is present. Unless the act of a greater number is required by law, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is in attendance will be the act of the Board of Directors. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock will have more or less than one vote per director on any matter, every reference in these By-Laws to a majority or other proportion of directors will refer to a majority or other proportion of the votes of such directors.

     3.11. ORDER OF BUSINESS. At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine. The Chairman of the Board, if any, and, if none, or if the Chairman of the Board is absent or otherwise unable to act, the President is to preside at all meetings of the Board of Directors. In the absence or inability to act of either officer, a chairman is to be chosen by the Board of Directors from among the directors present. The Secretary is to act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The regular minutes of the proceedings must be placed in the minute book of the Company.

     3.12. PRESUMPTION OF ASSENT. A director of the Company who is present at any meeting of the Board of Directors at which action on any Company matter is taken will be presumed to have assented to the action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards any dissent by certified or registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action.

     3.13. COMPENSATION. The Board of Directors has the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or any committee thereof; PROVIDED, HOWEVER, that nothing contained herein be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.

     3.14. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the

Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing(s) is filed with the minutes of the proceedings of the Board of Directors or the committee.

                            ARTICLE FOUR: COMMITTEES

     4.1. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors. The Executive Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Company, subject to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Oklahoma General Corporation Act, and shall have the power to authorize the seal of the Company to be affixed to all papers which may require it. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors. Any person ceasing to be a director shall IPSO FACTO cease to be a member of the Executive Committee. Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the entire Board of Directors.

     4.2. OTHER COMMITTEES. Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee. Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee. Each committee, to the extent expressly provided in the resolution establishing such committee, will have and may exercise all of the authority of the Board of Directors in the management of the business and property of the Company except to the extent expressly restricted by law, the Certificate of Incorporation or these By-Laws. A committee of the Board of Directors may be given the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Oklahoma General Corporation Act.

     4.3. TERM; RESIGNATION. Each committee member shall serve as such until the earliest of (a) the expiration of his term as director, (b) his resignation as a committee member or as a director, or (c) his removal as a committee member or as a director. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

     4.4. REGULAR MEETINGS. Regular meetings of any committee may be held without notice at such time and place as may be designated by the committee and communicated to all its members.

     4.5. SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting must cause notice of such special meeting, including the time and place of such special meeting, to be given to each committee member at least two days before the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of the special meeting.

     4.6. QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the Board of Directors will constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting, without notice, other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance will be the act of the committee, unless the act of a greater number is required by law, the Certificate of Incorporation or these By-Laws.

     4.7. MINUTES. The minutes of the proceedings of each committee must be prepared and the committee must report the minutes to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee must be delivered to the Secretary for placement in the Company's minute books.

     4.8. COMPENSATION. Committee members may, by resolution of the Board of Directors, be allowed a stated salary or a fixed sum and expenses of attendance, if any, for attending any committee meetings.

     4.9. RESPONSIBILITY. The designation of any committee and the delegation of authority to it will not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or any director by law.

              ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

     5.1. NOTICE. Whenever by law, the Certificate of Incorporation or these By-Laws, notice is required to be given to any committee member, director or Shareholder and no provision is made as to how such notice must be given, any such notice may be given (a) in person, (b) in writing, by mail, postage prepaid, addressed to such committee member, director or Shareholder at his address as it appears on the books or, in the case of a Shareholder, the stock transfer records of the Company, or (c) by any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time it is deposited in the United States mail. Any notice required or permitted to be given by overnight courier service will be deemed to be given at the time delivered to such service with all charges prepaid and properly addressed. Any notice required or permitted to be given by telegram, telex or telefax will be deemed to be given at the time transmitted with all charges prepaid and properly addressed.

     5.2. WAIVER OF NOTICE. Whenever by law, the Certificate of Incorporation or these By-Laws, any notice is required to be given to any Shareholder, director or committee member, a waiver thereof in writing signed by the person(s) entitled to such notice, whether before or after the time notice should have been given, will be equivalent to the giving of such notice. Attendance of a Shareholder, director or committee member at a meeting will constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     5.3. TELEPHONE AND SIMILAR MEETINGS. Shareholders, directors or committee members may participate in meetings and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                              ARTICLE SIX: OFFICERS

     6.1. NUMBER; TITLES; ELECTION; TERM OF OFFICE. The officers of the Company will be a President, a Secretary and any other officers as the Board of Directors may from time to time elect or appoint, including, but not limited to, a Chairman of the Board, one or more vice presidents (each a "Vice President") and a treasurer (the "Treasurer"). Unless otherwise specified by these By-Laws or by resolution of the Board of Directors, at the first meeting of the Board of Directors after each annual meeting of the Shareholders at which a quorum is present, the Board of Directors shall elect the officers. Each officer will hold office until his successor has been duly elected and qualified, until his death or until he resigns or has been removed in the manner provided here. Any two or more offices may be held by the same person. None of the officers need be a Shareholder or a Company director.

     6.2. REMOVAL AND RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by a vote of the majority of the Board of Directors. An officer may resign at any time upon written notice to the Company. The acceptance of a resignation will not be necessary to make it effective unless so provided in the resignation.

     6.3. VACANCIES. Any vacancy occurring in any office of the Company may be filled by the Board of Directors or by the authority appointing the predecessor in such office.

     6.4. AUTHORITY. Officers will have the authority and perform such duties in the management of the Company as provided in these By-Laws or as may be determined by resolution of the Board of Directors not inconsistent with these By-Laws.

     6.5. COMPENSATION. The compensation, if any, of officers and agents will be fixed from time to time by the Board of Directors; PROVIDED, HOWEVER, that the Board of Directors may by resolution delegate to any committee or officers the authority to fix such compensation.

     6.6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected by the Board of Directors, shall be a director and shall preside at all meetings of the Board of Directors at which he is present. The Chairman of the Board will have those powers and duties as prescribed by the Board of Directors.

     6.7. PRESIDENT. Unless and to the extent that such powers and duties are expressly delegated to a Chairman of the Board by the Board of Directors, the President will be the Chief Executive Officer of the Company and, subject to the supervision of the Board of Directors, will have general management and control of the business and property of the Company in the ordinary course of its business with all powers with respect to general management and control reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge or suspend employees and agents, to fix the compensation of employees and agents and to suspend, with or without cause, any officer pending final action by the Board of Directors with respect to continued suspension, removal or reinstatement of such officer.

     6.8. VICE PRESIDENTS. Each Vice President, if any, will have those powers and duties assigned to him by the Board of Directors, or delegated by the Chairman of the Board or the President. The Vice Presidents, in the order designated by the Board of Directors or, in the absence of such a designation, as determined by the length of time each has held the office of Vice President, will exercise the powers of the President during the President's absence or inability to act.

     6.9. TREASURER. The Treasurer will have the care and custody of all the Company funds and must deposit them in such banks or other depositories as the Board of Directors or any officer(s), or any officer and agent jointly, duly authorized by the Board of Directors, direct or approve. He must keep a full and accurate account of all monies received and paid on account of the Company and must render a statement of his accounts whenever the Board of Directors so requires. Except as otherwise provided by the Board of Directors, he must perform all other necessary acts and duties in connection with the administration of the Company's financial affairs and generally perform all the duties usually appertaining to the office of the Treasurer. Whenever required by the Board of Directors, he must give bonds for the faithful discharge of his duties in such sums and with such securities as the Board of Directors may approve. In the absence of the Treasurer, the person designated by the Chairman of the Board, if any, or the President will perform his duties.

     6.10. ASSISTANT TREASURERS. Each assistant treasurer, if any, of the Company (an "Assistant Treasurer") will have those powers and duties assigned to him by the Board of Directors, or delegated by the Chairman of the Board or the President. The Assistant Treasurers, in the order as designated by the Board of Directors or, in the absence of such a designation, as designated by the length of time they have held the office of Assistant Treasurer, will exercise the powers of the Treasurer during the Treasurer's absence or inability to act.

     6.11. SECRETARY. Except as otherwise provided in these By-Laws, the Secretary must keep the minutes of all meetings of the Board of Directors, of any committee and of the Shareholders, or consents in lieu of such meetings in the Company's minute books and must cause notice of the meetings to be given when requested by any person authorized to call a meeting. The Secretary may sign with the Chairman of the Board or the President, in the name of the Company, all contracts of the Company and affix the Company seal (if any) thereto. The

Secretary may sign with the Chairman of the Board or the President all Company Stock certificates, and he is in charge of the certificate books, share transfer records, stock ledgers and any other stock books and papers as the Board of Directors may direct, all of which must, at all reasonable times, be open to inspection by any director at the Company office during business hours. The Secretary, will in general, perform such other duties incident to the office of the Secretary, or as assigned by the Board of Directors or delegated by the Chairman of the Board or the President.

     6.12. ASSISTANT SECRETARIES. Each assistant secretary, if any, of the Company (an "Assistant Secretary") will have those powers and duties assigned to him by the Board of Directors or delegated by the Chairman of the Board or the President. The Assistant Secretaries, in the order as designated by the Board of Directors or, in the absence of such a designation, as determined by the length of time they have held the office of Assistant Secretary, will exercise the powers of the Secretary during the Secretary's absence or inability to act.

                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

     7.1. CERTIFICATES FOR SHARES. Certificates for shares of stock of the Company will be in the form approved by the Board of Directors. The certificates must be signed by the Chairman of the Board, the President or a Vice President and also by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Any and all signatures on the certificates may be a facsimile and may be scaled with the Company seal or a facsimile thereof. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be an officer, transfer agent or registrar before the certificate is issued, the certificate may be issued by the Company with the same effect as if he were an officer, transfer agent or registrar at the date of issue. The certificates must be consecutively numbered and entered in the Company books as they are issued and must exhibit the holder's name and the number of shares held. The Board of Directors may provide by resolution(s) that some or all of any or all classes or series of Company stock will be uncertificated shares. However, any such resolution will not apply to shares represented by a certificate until that certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution, every holder of uncertificated shares is entitled, upon request, to have a certificate signed as prescribed above.

     7.2. CONSIDERATION FOR SHARES. The consideration for subscriptions to, or the purchase of shares of capital stock to be issued by, the Company must be paid in the form and in the manner that the Board of Directors determines. In the absence of actual fraud in the transaction, the judgment of the Directors as to the value of such consideration will be conclusive. Capital stock so issued will be considered fully paid and nonassessable so long as the par value or stated value allocated to capital is paid in full by consideration in the form of cash, services rendered, personal or real property, leases of real property or a combination thereof. The balance or surplus in the subscription or purchase price of the stock, if the directors so determine, may be supplied by a binding obligation of the subscriber or purchaser to pay the balance of the price.

     7.3. REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. The Board of Directors may issue a new certificate of stock or uncertificated shares in place of any certificate issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate of stock or uncertificated shares.

     7.4. TRANSFER OF SHARES. Upon surrender to the Company or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it will be the duty of the Company to issue a new certificate to the person entitled to the new certificate, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares will be cancelled and issuance of new equivalent uncertificated shares or certificated shares will be made to the person entitled thereto and the transaction will be recorded upon the books of the Company.

     7.5. REGISTERED SHAREHOLDERS. The Company will be entitled to treat the holder of record of any share(s) of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to such share(s) on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

     7.6. REGULATIONS. The Board of Directors will have the power and authority to make all such rules and regulations as they deem expedient concerning the issue, transfer, registration or replacement of certificates for shares of Company stock.

     7.7. LEGENDS. The Board of Directors will have the power and authority to provide that certificates representing shares of stock bear those legends that the Board of Directors deems appropriate to assure that the Company complies with applicable federal or state securities laws or other laws.

            ARTICLE EIGHT: INDEMNIFICATION OF DIRECTORS AND OFFICERS

     8.1.   RIGHT TO INDEMNIFICATION.

     (a) The Company may indemnify, to the fullest extent authorized by the Oklahoma General Corporation Act, as the same exists or may be amended in the future (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereafter, in this Article Eight, collectively referred to as a "Proceeding") (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

     The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Company may indemnify, to the fullest extent authorized by the Oklahoma General Corporation Act, as the same exists or may be amended in the future (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the said law permitted the Company to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful; PROVIDED, HOWEVER, that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the Company, unless and only to the extent that the District Court or the court in which such Proceeding was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses which the District Court or other court may deem proper.

     (c) The Company must indemnify any director, officer, employee or agent of the Company to the extent he has been successful on the merits or otherwise in defense of any Proceeding against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) The determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth in subparagraphs (a) and (b) above shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the Shareholders.

     8.2. ADVANCEMENT OF EXPENSES. The Company may advance the expenses (including reasonable attorneys' fees) incurred by an officer or director in defending any Proceeding prior to the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Company under the Oklahoma General Corporation Act, as the same exists or may be amended in the future.

     Expenses (including reasonable attorneys' fees) incurred by other employees and agents may be paid upon those terms and conditions that the Board of Directors deems appropriate.

     8.3. NONEXCLUSIVITY OF RIGHT TO INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of this Article Eight are not to be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the By-Laws, any agreement or vote of Shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

     8.4. INSURANCE. The Company will have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article Eight or the Oklahoma General Corporation Act or both.

     8.5. CONTINUED RIGHTS. The indemnification and advance of expenses provided by this Article Eight will, unless otherwise provided when authorized, continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of that person.

                     ARTICLE NINE: MISCELLANEOUS PROVISIONS

     9.1. DIVIDENDS. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation and applicable statutes, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock.

     9.2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends the sum(s) that the directors, in their absolute discretion, think proper as a reserve(s) to meet contingencies, or for equalizing dividends, repairing or maintaining any property of the Company or such other purpose as the directors may find conducive to the interests of the Company, and the directors may modify or abolish any reserve in the manner in which it was created.

     9.3. BOOKS AND RECORDS. The Company must keep correct and complete books and records of account and must keep minutes of the proceedings of its Shareholders and the Board of Directors. The Company must keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of the original issuance of shares by the Company and a record of each transfer of those shares that have been presented to the Company for registration of transfer, giving the names and addresses of all past and current Shareholders and the number and class of the shares held by each.

     9.4. FISCAL YEAR. The fiscal year of the Company will be fixed by the Board of Directors; PROVIDED, HOWEVER, that if the fiscal year is not fixed by the Board of Directors and the selection of the fiscal year is not expressly deferred by the Board of Directors, the fiscal year will be the calendar year.

     9.5. SEAL. The seal of the Company will be in the form approved from time to time by the Board of Directors.

     9.6. SECURITIES OF OTHER CORPORATIONS. The President, the Treasurer or any other officers designated by the Board of Directors will have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

     9.7. INVALID PROVISIONS. If any part of these By-Laws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will remain valid and operative-

     9.8. ATTESTATION BY THE SECRETARY. With respect to any deed, deed of trust, mortgage or other instrument executed by the Company through its duly authorized officer(s), the attestation to such execution by the Secretary will not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Company unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

     9.9. HEADINGS; TABLE OF CONTENTS. The headings and table of contents used in these By-Laws have been inserted for administrative convenience only and do not constitute matter to be construed in the interpretation of these By-Laws.

     9.10. REFERENCES. In these By-Laws, whenever the singular number is used, the same includes the plural where appropriate and words of any gender include each other gender where appropriate.

     9.11. AMENDMENTS. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the Shareholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular or special meeting of the Shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of any such meeting. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of Shareholders to adopt new by-laws or amend or repeal these By-Laws.